EX-23.2

                         CONSENT OF SMITH & COMPANY

                              Smith & Company
      A Professional Corporation of Certified Public Accountants
     4764 South 900 East, Suite 1, Salt Lake City, Utah 84117-4977
          Telephone: (801) 281-4700 Facsimile: (801) 281-4701
                    E-mail: smithcocpa@earthlink.net
Members: American Institute of Certified Public Accountants Utah Association of
                        Certified Public Accountants


         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
GameZnFlix, Inc.

We consent to the incorporation by reference in this Registration Statement of GameZnFlix, Inc. (formerly known as Point Group Holdings, Incorporated) on Form S-8 of our report dated April 12, 2004 appearing in the Annual Report on Form 10-KSB of GameZnFlix, Inc. for the fiscal year ended December 31, 2003, and to all references to our firm included in this Registration Statement.

/s/ Smith & Company
Smith & Company
Salt Lake City, Utah
January 31, 2005